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                                                                    EXHIBIT 3.17

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                      ------------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "GLOBAL CROSSING DEVELOPMENT CO.", FILED IN THIS OFFICE ON THE FOURTH DAY OF FEBRUARY, A.D. 1998, AT 12:30 O'CLOCK P.M.



          [SEAL]                             /s/ Edward J. Freel
                                       ---------------------------------
                                       Edward J. Freel, Secretary of State

2854958         8100                   AUTHENTICATION:     8902353

981044725                              DATE:            02-04-98
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                          CERTIFICATE OF INCORPORATION

                                       OF

                        GLOBAL CROSSING DEVELOPMENT CO.
                        -------------------------------


          The undersigned, in order to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the Delaware General Corporation Law, hereby certifies that:

          FIRST:  The name of the corporation is GLOBAL CROSSING DEVELOPMENT
CO.

          SECOND: The registered office and registered agent of the Corporation is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

          FOURTH: The total number of shares of stock that the Corporation is authorized to issue is one thousand (1000) shares of Common Stock, par value of $.01 each.

          FIFTH: The name and address of the incorporator is Tara Wortman, 425 Lexington Avenue, New York City, New York 10017-3954.

          SIXTH: The Board of Directors of the Corporation, acting by majority vote, may alter, amend or repeal the By-Laws of the Corporation.

          SEVENTH: Except as otherwise provided by the Delaware General Corporation Law as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

          IN WITNESS WHEREOF, the undersigned has signed this Certificate of Incorporation on February 3, 1998.


                                           /s/ Tara Wortman
                                      -------------------------------------
                                      Tara Wortman
                                      Incorporator
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                                   * * * * *

                                   STATEMENT

                                       OF

                               SOLE INCORPORATOR

                                       OF

                        GLOBAL CROSSING DEVELOPMENT CO.

                                   * * * * *


          The certificate of incorporation of this corporation have been filed in the office of the Secretary of State, the undersigned, being the sole incorporator named in said certificate, does hereby state that the following actions were taken on this day for the purpose of organizing this corporation:

     1. By-laws for the regulation of the affairs of the corporation were adopted by the undersigned incorporator and were ordered inserted in the minute book immediately following a copy of the certificate of incorporation and before this instrument.

     2. Each of Gary Winnick, Lodwrick Cook and Abbott Brown has been nominated and elected as a director to hold office for the ensuing year and until the first annual meeting for the election of directors or until successors to each of them is elected.

     3.   The incorporator shall have no further rights, duties or powers.

Dated:  February 3, 1998


                                            /s/ Tara Wortman
                                         -------------------------------------
                                         Tara Wortman
                                         Sole Incorporator